Exhibit 10.10 Promissory Note with J.C. Chatpar dated March 12, 2002

PROMISSORY NOTE

Hauppauge, New York

March 12, 2002

U.S.$325,000

SECTION 1. Principal Amount; Payment of Principal and Interest.

For value received, CYBER DIGITAL, INC. (the "Borrower"), a New York corporation, hereby unconditionally promises to pay to the order of J.C. CHATPAR, an individual, or his assigns (the "Lender") the principal sum of Three Hundred Twenty Five Thousand Dollars on the March 11, 2003, anniversary of the date hereof (the "Maturity Date"). Interest at the Applicable Rate (as hereinafter defined) per annum shall accrue on the outstanding principal amount of this Promissory Note from time to time commencing on the date set forth above, until paid in full, and shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall compound monthly. The "Applicable Rate" shall be ten percent. Accrued but unpaid interest due hereunder shall be due and payable in arrears on the Maturity Date. Overdue principal and, to the extent permitted by applicable law, overdue interest shall bear interest at the rate of the Applicable Rate plus 2% per annum and shall be payable upon demand. It is the intent of the parties that the rate of interest and the other charges to the Borrower under this Promissory Note shall be lawful; therefore, if for any reason the interest or other charges payable under this Promissory Note are found by a court of competent jurisdiction, in a final determination, to exceed the limit which the Lender may lawfully charge the Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Borrower.

SECTION 2. Note Secured.

This Promissory Note and all amounts due hereunder are secured by, and the Borrower hereby grants to the Lender a security interest in, all now owned and hereafter acquired property and assets of Borrower and the Proceeds and products thereof (which property and assets are referred to herein collectively as the "Collateral"), including, without limitation, all property of Borrower now or hereafter held or possessed or acquired or in which Borrower has or at any time in the future may acquire any right, title or interest, including the following:

  Accounts;
  Chattel Paper;
  Computer hardware and software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;
  Contract Rights;
  Electronic Chattel paper;
  Deposit Accounts;
  Documents;
  Equipment;
  Financial Assets;
  General Intangibles, including Payment Intangibles and Software;
  Instruments;
  Intellectual Property;
  Inventory;
  Investment Property;
  Letters of Credit and Letter of Credit Rights;
  Money (of every jurisdiction whatsoever);
  Payment Intangibles;
  Promissory Notes;
  Supporting Obligations;
  and to the extent not included in the foregoing, all other personal property of any kind or description together with all books, records, writings, databases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

Borrower hereby authorizes to Lender to file Financing Statements with respect to the Collateral. Unless otherwise defined in this Promissory Note, terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York are used in this Agreement as such terms are defined in such Article 8 or 9.

SECTION 3. Optional Prepayment.

The principal amount due under this Promissory Note may be prepaid, in whole or in part, at any time by the Borrower, together with interest to the date of such prepayment, without premium or penalty, provided that any such prepayment of principal shall include all accrued but unpaid interest in respect of such principal through the date of such prepayment.

SECTION 4. Governing Law and Adjudication; Related Matters.

This Promissory Note shall be construed in accordance with and be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof. The Borrower (a) agrees that any legal suit, action or proceeding arising out of or relating to this Promissory Note will be instituted exclusively in the courts of the State of New York sitting in the Borough of Manhattan, or any Federal court in such State, (b) waives any objection which the Borrower may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding and (c) irrevocably consents to the jurisdiction of the State Courts located in said State in any such suit, action or proceeding. The Borrower further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in said courts in said State and agrees that service of process upon the Borrower, mailed by certified mail to the Borrower's address, will be deemed in every respect effective service of process upon the Borrower, in any suit, action or proceeding.

SECTION 5. Miscellaneous.

(a) Certain Waivers. The Borrower hereby waives diligence, presentment, demand, protest and all notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note. No delay or omission by the Lender in exercising any of his rights hereunder or otherwise shall operate as waiver of any such right or of any other right of the Lender, nor shall any waiver by the Lender of any such right on any one occasion be deemed a bar to or waiver of such right or any other right on any other occasion.

(b) Costs and Expenses. In the event that the Borrower does not pay to the Lender any portion of the principal and interest in accordance with the terms of this Promissory Note, the Borrower agrees to pay to the Lender, on demand, all costs and expenses (including reasonable legal fees and disbursements) incurred in connection with the enforcement and collection of this Promissory Note.

(c) Assignments. The Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations under this Promissory Note without the express prior written consent of the Lender, which consent may be withheld at the Lender's sole discretion. The Lender may assign or otherwise transfer this Promissory Note and any or all of its rights, interests or remedies hereunder, and may delegate any or all of its obligations hereunder, to any person or entity, upon written notice to the Borrower.

(d) Obligations Absolute and Unconditional. The Borrower's obligations hereunder shall be absolute and unconditional, shall not be subject to any setoff or counterclaim, and shall not be affected by any recharacterization (whether as equity or otherwise, whether in connection with a bankruptcy or insolvency proceeding or otherwise, and whether by order of a court, by any governmental agency or otherwise).

(e) Amendment and Modification. This Promissory Note shall not be amended, modified, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any amendment, modification, waiver, discharge or termination is sought.

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IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be duly executed and delivered as of March 12, 2002.

CYBER DIGITAL, INC.

/s/Dale Johnson

Name: Dale Johnson

Title: Treasurer